 EXHIBIT 23.1

Consent of Ernst & Young LLP, Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-68923, 333-80045 and 333-43454 and Form S-8 Nos. 33-95168, 333-51547, 333-37814, 333-48706, 333-51136, 333-57752, 333-91430 and 333-106100) of PLC Systems Inc. of our report dated February 10, 2005 with respect to the consolidated financial statements and financial statement schedule of PLC Systems Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 22, 2005